EXHIBIT 99.1

KASATI Executives Visit U.S. to Meet with Dot VN, Inc.
KASATI and Several Clients to Attend the
Dot VN Conference Jan. 28, 2010 in Hanoi, Vietnam

SAN DIEGO – Jan. 6, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) announced today that executives from KASATI (Telecommunications – Informatics – Electronics Joint Stock Company) (www.KASATI.com.vn/en), a leading telecom infrastructure deployment company, are visiting the U.S. for the first time and are meeting with Dot VN in the Company’s San Diego, Calif. headquarters. KASATI, a subsidiary of Vietnam Post and Telecommunications Group (“VNPT”) (www.VNPT.com.vn), is joined by executives from VNPT’s U.S. representative office.

One of the purposes of KASATI’s and VNPT’s visit to Dot VN is to discuss the 30-day capabilities test of the E-Band virtual fiber (a wireless point-to-point layer one solution) technology being preformed by KASATI. KASATI’s 30-day test will be conducted in the Mekong Delta, a relatively rural area featuring numerous waterways, rendering it one of the more difficult areas in which to install traditional telecom infrastructure. Dot VN’s E-Band virtual fiber offers a more efficient, cost-effective solution, eliminating the need to lay fiber wires underground or below bodies of water.

KASATI and VNPT will also visit E-Band Communications Corporation (“E-Band”), (www.E-Band.com), a leading provider of virtual fiber (wireless) technology, to walk through the design and manufacturing process of E-Band virtual fiber. KASATI’s goal is to fully understand the technology and its capabilities to better position the technology as leading solution to its clients; specifically its applicability in the development of Metropolitan Area Networks (“MAN”) and 3G networks throughout Vietnam. Currently KASATI has installed and manages over 2,000 microwave radios in Vietnam and believes that the E-Band technology could be the next evolution of its network.

KASATI is planning to bring several clients to the Dot VN product launch conference, of mobile data centers, to be held on Jan. 28, 2010 at the Vietnam Internet Network Information Centre (“VNNIC”) building in Hanoi, Vietnam. KASATI, assisted by Dot VN will present both the E-Band virtual fiber and the Elliptical Mobile Solutions (“EMS”) mobile data centers to their clients as new, advanced options for technology in Vietnam.

“We welcome KASATI to the United States and look forward to our strategic partnership as they present E-Band and EMS mobile data center solutions to their clients,” said Dot VN CEO Thomas Johnson. “We believe KASATI is an ideal partner to introduce these new technologies to their vast network of telecom clients throughout Vietnam, beginning with our upcoming conference and continuing into the long-term. With Dot VN’s exclusive right to sell both E-Band virtual fiber and EMS mobile data centers in Vietnam, and the nonexclusive right to sell in Asia, we believe we can revolutionize the broadband Internet and wireless sectors in the country and the region. Our partnership with KASATI will allow us to reach their broad customer base and offer these new options for technological advancement.”

Dot VN President and CTO Lee Johnson added, “We are thankful for VNPT’s introduction and assistance in building a relationship with KASATI. Having met with KASATI in Vietnam, we have been impressed with their 30 years of experience and the support that they provide to telecom companies throughout the region. We look forward to the marketing, sales and customer service support KASATI will provide while offering our exclusive E-Band and EMS technology solutions to their numerous clients.”

“As a leader in the installation of equipment and infrastructure for the telecommunications industry in Vietnam for over 30 years, KASATI recognizes the importance and the effectiveness of E-Band virtual fiber and EMS mobile data centers,” said KASATI Chairman of the Board and General Director (CEO) Luong Ngoc Huong. “They are ideal products for Vietnam, and to be able to obtain this technology to update, maintain and support businesses, education and other industries is essential as we experience great economic growth in the country.”

For more information on Dot VN’s upcoming mobile data centers conference in Hanoi on Jan. 28, 2010, please visit http://www.DotVN.com/MDC_Conference_Jan28-2010.html.

About the Companies:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

KASATI (Telecommunications – Informatics – Electronics) Joint Stock Company (www.KASATI.com.vn/en/About-Us/) has been a leader in the design, installation, operation and maintenance of equipment, networks and infrastructure for the telecommunications industry in Vietnam for over 30 years.

Vietnam Post and Telecommunications Group (“VNPT”) (www.VNPT.com.vn/en-US/Default.html) With a 60 year history, more than 90,000 employees, advanced telecommunications infrastructure, a network covering all of 63 provinces and cities in the country, as well as rich experience in supplying posts and telecommunications services, VNPT offers a wide and diversified range of services to its clients. In the area of telecommunications, VNPT provides a number of comprehensive products and services, such as voice, data transmission, Internet and value added services over a unified and modern infrastructure, with wireline and wireless means of transmission. Currently, VNPT has more than 10 million fixed phone subscribers, almost 40 million mobile phone subscribers and about 1.5 million Internet ADSL subscribers. Those statistics reflect the leading position of VNPT in the telecommunications market of Vietnam.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com
Register your “.vn” domains at:  www.VN

Media Contact:
North Shore Public Relations, Inc.
Renae Placinski, 847-945-4505
Email:  Renae@NorthShorePR.com
Website: www.NorthShorePR.com

Investor Relations Contact:
Vista Partners
Ross Silver, 415-738-6229
Email:  Ross.Silver@VistaP.com
Website: www.VistaP.com